Exhibit 99.1

EXHIBIT C

FORM OF SELLER PROMISSORY NOTE

[●], 202[_] (the “Issue Date”)

U.S. $10,000,000

indie Semiconductor, Inc., a Delaware corporation (“Payor”), for value received, promises to pay to Analog Devices, Inc., a Massachusetts corporation (“Payee”), the principal amount of U.S. $10,000,000 payable as set forth below (this “Note”). The principal and interest on this Note is payable in lawful money of the United States of America in immediately available funds at such place in the United States as Payee may from time to time designate in writing to Payor.

This Note is made pursuant to that certain Share Purchase Agreement (the “Purchase Agreement”), dated October __, 2021 by and among Payor and Payee. This Note is the “Parent Note” referred to in the Purchase Agreement. Payee is receiving this Note pursuant to the Purchase Agreement.  All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1.	Payment of Principal and Interest

1.1. Calculation and Payment of Interest. Interest on the principal balance of this Note outstanding from time to time until paid in full in cash shall accrue at the rate equal to the Applicable Rate per annum, computed on the basis of a 365 or 366-day year, as appropriate, for the actual number of days elapsed, commencing on the date hereof (and on the date of issuance with respect to any PIK Note). “Applicable Rate” shall mean (A) 0% prior to the occurrence of any Event of Default (as defined below) hereunder and, (B) 15% after the occurrence and during the continuance of an Event of Default. Interest shall be payable in arrears upon Payee’s demand (such payment of interest, the “Interest”).

1.2. Payment on Maturity Date.  The principal balance of, and any accrued and unpaid interest on, this Note shall be payable in cash on January 31, 2023 (the “Maturity Date”).

1.3. Prepayment. Payor may, at its option at any time, without premium or penalty, prepay all or any portion of this Note. Any prepayment of this Note shall be applied as follows:  first, to payment of accrued interest, if any; and second, to payment of principal.  Upon any partial prepayment, at the request either of Payee or Payor, this Note shall be surrendered to Payor in exchange for a substitute note, which shall set forth the revised principal amount but otherwise be identical to this Note.  In the event that this Note is prepaid in its entirety, this Note shall be surrendered to Payor for cancellation.

1.4. Payment Only on Business Days; Payments Free and Clear.  Any payment hereunder which, but for this Section 1.4, would be payable on a day which is not a Business Day, shall instead be due and payable on the Business Day next following such date for payment.  All payments hereunder shall be made free and clear of any deduction, withholding or offset and in immediately available funds, except to the extent otherwise required by applicable law.

2.	Events of Default; Acceleration.

2.1.	The following shall constitute “Events of Default” under this Note:

2.1.1.	subject to any withholding or set off rights as described in the Purchase Agreement, failure by Payor to make any payment required under this Note when the same becomes due and payable (whether at maturity, by acceleration or otherwise);

2.1.2.	a Change in Control occurs;

2.1.3.	Payor voluntarily liquidates;

2.1.4.	Payor, pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing that it is generally unable to pay its debts as they become due; or

2.1.5.	a court of competent jurisdiction enters an order or decree (that remains unstayed and in effect for sixty (60) days) under any Bankruptcy Law that: (a) is for relief against the Payor in an involuntary case or proceeding; (b) appoints a Custodian of the Payor or for all or substantially all of Payor’s property; or (c) orders the liquidation of Payor.

2.2. Acceleration.

2.2.1.	If an Event of Default specified in Section 2.1.1 or 2.1.2 shall have occurred and be continuing, Payee may, at its option, declare the entire principal balance of this Note and the accrued and unpaid interest thereon to be immediately due and payable, and upon any such declaration the same shall become due and payable at such time.

2.2.2.	If any Event of Default occurs other than the Events of Default specified in 2.1.1 and 2.1.2, the principal balance of this Note and the accrued and unpaid interest thereon shall become due and payable immediately without any declaration or other act on the part of Payee and without presentment, demand, protest or other notice or action of any kind, all of which are hereby expressly waived.

2.2.3.	If any Event of Default shall have occurred and be continuing Payee may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Payee under this Note.

3.	Senior Obligations.

3.1. Obligations of Payor Unconditional.  The obligations under this Note shall be senior unsecured obligations of Payor. Other than as explicitly set forth above, nothing contained in this Note or in the Purchase Agreement is intended to or shall impair, as among Payor, its creditors and Payee, the obligation of Payor, which is absolute and unconditional, to pay to Payee the principal of and interest on and all other amounts due under this Note in accordance with its terms, or is intended to or shall affect the relative rights of Payee and creditors of Payor, nor shall anything herein prevent Payee from exercising all remedies otherwise permitted by applicable law upon default under this Note.

3.2. Further Assurances.  Payee and Payor each will, at Payor’s expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in order to protect any right granted or purported to be granted hereby to Payee upon an Event of Default to exercise and enforce its rights and remedies hereunder.

3.3. Obligations Hereunder Not Affected.  All agreements and obligations of Payee and Payor hereunder, shall remain in full force and effect irrespective of: (i) any change, restructuring or termination of the corporate structure or existence of Payor or any of its subsidiaries; or (ii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Payor or a subordinated creditor (other than the prior payment in full of the obligations hereunder). The provisions of this Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Note is rescinded or must otherwise be returned by the holders of this Note upon the insolvency, bankruptcy or reorganization of Payor or otherwise, all as though such payment had not been made.

3.4. Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.	Certain Definitions.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in San Francisco, California or New York, New York.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act and the rules of the Securities and Exchange Commission thereunder), of more than 50% of the aggregate voting power of the Payor’s equity interests on a fully diluted basis.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar office under any Bankruptcy Law.

“Event of Default” means any of the occurrences specified under Section 2.1 of this Note.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

5.	Miscellaneous.

5.1. Section Headings.  The section headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

5.2. Amendment and Waiver.  No provision of this Note may be amended or waived except pursuant to an agreement or agreements in writing entered into by Payee and Payor. No failure or delay in exercising any right, power or privilege hereunder shall imply or otherwise operate as a waiver of any rights of Payee, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

5.3. Successors, Assigns and Transferors.  This Note may not be assigned or transferred by either Party without consent of the other Party; provided that, without consent, either Party may assign this Agreement to an Affiliate of such Party, in which case such Party shall remain primarily liable for its obligations hereunder.  The obligations of Payor and Payee under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, Payor and Payee, and their respective successors and permitted assigns, whether or not so expressed.

5.4. Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any conflicts of laws principles thereof that would otherwise require the application of the law of any other jurisdiction.  Any proceeding to enforce, interpret, challenge the validity of, or recover for the breach of any provision of, this Note shall be filed exclusively in the United States District Court for the Southern District of New York or the state courts located in the State of New York, and the parties hereto expressly consent to the exclusive jurisdiction of such courts and expressly waive any and all objections to personal jurisdiction, service of process or venue in connection therewith. Final judgment in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.  Payor hereby acknowledges that this Note constitutes an instrument for the payment of money, and consents and agrees that Payee, at its sole option, in the event of a dispute in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213. Nothing in this Section 5.4 shall affect the right of Payee to (i) commence legal proceedings or otherwise sue Payor in any other court having jurisdiction over Payor or (ii) serve process upon Payor in any manner authorized by the laws of any such jurisdiction.

5.5. Waiver of Presentment, Etc.  Except as otherwise provided herein, presentment, demand, protest, notice of dishonor and all other demands and notices are hereby expressly waived by Payor.

5.6. Usury. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable.  If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable.  If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note.

5.7. Notices. Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be made in accordance with Section 12.5 of the Purchase Agreement.

5.8. Representations and Warranties of Payor. Payor hereby represents and warrants to Payee that: (a) Payor is duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) Payor has duly authorized, executed and delivered this Note; and (c) this Note constitutes a legally valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

5.9. Fees. Payor agrees to pay all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorney’s fees and expenses) incurred or paid by Payee in enforcing collection of the Note.

[signature pages follow]

IN WITNESS WHEREOF, Payor has executed and delivered this Note as of the date hereinabove first written.

indie Semiconductor, Inc.

By:
Name:
Title:

Accepted and Agreed to:

ANALOG DEVICES, INC.

By:
Name:
Title: